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                                                               EXHIBIT (l) (10)



                            CALAMOS INVESTMENT TRUST

                             SUBSCRIPTION AGREEMENT

1. The undersigned agrees to purchase from Calamos Investment Trust (the "Trust") the number of shares (the "Shares") of Calamos Global Equity Fund (the "Fund"), without par value, set forth at the end of this Agreement on the terms and conditions set forth herein and in the preliminary prospectus ("Preliminary Prospectus") described below, and hereby tenders the amount of the price required to purchase these Shares at the price set forth at the end of this Agreement. The undersigned understands that the Trust has prepared a registration statement or an amendment thereto for filing with the Securities and Exchange Commission on Form N-1A, which contains the Preliminary Prospectus that describes the Trust, the Fund and the Shares. By its signature hereto, the undersigned hereby acknowledges receipt of a copy of the Preliminary Prospectus. The undersigned recognizes that the Fund will not be fully operational until such time as it commences the public offering of its shares. Accordingly, a number of features of the Fund described in the Preliminary Prospectus, including, without limitation, the declaration and payment of dividends, and redemption of shares upon request of shareholders, are not, in fact, in existence at the present time and will not be instituted until the Fund's registration under the Securities Act of 1933, as amended (the "Securities Act"), is made effective.

2. The undersigned hereby represents and warrants as follows:

      (a) It is aware that no Federal or state agency has made any findings or determination as to the fairness for investment, nor any recommendation or endorsement, of the Shares;

      (b) It has such knowledge and experience of financial and business matters as will enable it to utilize the information made available to it in connection with the offering of the Shares, to evaluate the merits and risks of the prospective investment and to make an informed investment decision;

      (c) It recognizes that the Fund has no financial or operating history and, further, that investment in the Fund involves certain risks, and it has taken full cognizance of and understands all of the risks related to the purchase of the Shares, and it acknowledges that it has suitable financial resources and anticipated income to bear the economic risk of such an investment;

      (d) It is purchasing the Shares for its own account, for investment, and not with any present intention of redemption, distribution, or resale of the Shares, either in whole or in part;

      (e) It will not sell the Shares purchased by it without registration of the Shares under the Securities Act or exemption therefrom;

      (f) This Agreement and the Preliminary Prospectus and such material documents relating to the Fund as it has requested have been provided to it by the Trust and have been reviewed carefully by it; and

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      (g)   It has also had the opportunity to ask questions of, and receive answers from, representatives of the Trust concerning the Fund and the terms of the offering.

3. The undersigned recognizes that the Trust reserves the unrestricted right to reject or limit any subscription and to close the offer at any time.

Number of Shares of the Fund: 2,600,000 Class A shares at a subscription price of $10.00 per share, 100,000 Class B shares at a subscription price of $10.00 per share, 100,000 Class C shares at a subscription price of $10.00 per share and 100,000, Class I shares at a subscription price of $10.00 per share and Class R shares at a subscription price of $10.00 per share and 100,000 Class R shares at a subscription price of $10.00 per share for an aggregate price of $30,000,000 for Calamos Global Equity Fund.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 1st day of March, 2007.

                                               CALAMOS ADVISORS LLC

                                               By: /s/ James S. Hamman, Jr.
                                                  ----------------------------
                                               Name: James S. Hamman, Jr.
                                                    --------------------------
                                               Title: Executive Vice President,
                                                      -------------------------
                                                      General Counsel and
                                                      -------------------------
                                                      Secretary
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